As filed with the Securities and Exchange Commission on April 20, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Guidance Software, Inc.

(Exact name of registrant as specified in its charter)

Delaware	95-4661210
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

215 North Marengo Avenue

Pasadena, California 91101

(626) 229-9191

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Victor Limongelli

President and Chief Executive Officer

Guidance Software, Inc.

215 North Marengo Avenue

Pasadena, California 91101

(626) 229-9191

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all correspondence to:

Julian T.H. Kleindorfer

David A. Zaheer

Latham & Watkins LLP

355 South Grand Avenue

Los Angeles, California 90071-1560

(213) 485-1234

Fax: (213) 891-8763

(Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $0.001 par value per share	849,553(1)	$10.16(2)	$8,631,458	$989

(1)	In the event of a stock split, stock dividend or similar transaction involving the common stock of the registrant, in order to prevent dilution, the number of shares of common stock registered hereby shall be automatically adjusted to cover the additional shares of common stock in accordance with Rule 416 under the Securities Act.
(2)	Estimated solely for purposes of the registration fee for this offering in accordance with Rule 457(c) of the Securities Act on the basis of the average of the high and low prices of the registrant’s common stock on The NASDAQ Stock Market LLC on April 18, 2012.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. NO PERSON MAY SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED APRIL 20, 2012

PROSPECTUS

849,553 Shares

GUIDANCE SOFTWARE, INC.

Common Stock

This prospectus relates to the resale of up to 849,553 shares of common stock of Guidance Software, Inc. that may be offered and sold from time to time by the selling stockholders named in this prospectus. For information on the selling stockholders, please see the section entitled “Selling Stockholders” beginning on page 2 of this prospectus. The selling stockholders acquired the shares offered for resale under this prospectus in connection with the merger of our direct wholly-owned subsidiary, Cloud Acquisition Corp., with and into CaseCentral, Inc., which closed on February 21, 2012. Subject to certain terms and conditions, we agreed to file a registration statement on behalf of the selling stockholders for the resale of the shares of our common stock issued at the closing of the merger and to use our reasonable best efforts to keep the registration statement effective for a period of up to twelve months.

We will not receive any proceeds from the sale of the shares of common stock covered by this prospectus. We will pay the expenses of registering the shares of common stock to be sold in this offering under the Securities Act of 1933, as amended.

Our common stock is traded on The NASDAQ Stock Market LLC, or NASDAQ, under the symbol “GUID.” On April 18, 2012, the closing price of our common stock as reported on NASDAQ was $9.87 per share.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 1 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2012

We have not authorized any dealer, salesperson or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which it relates, nor does this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on its front cover or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or securities are sold on a later date.

i

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Information set forth in this prospectus and the information incorporated by reference into this prospectus may contain various “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21 of the Exchange Act. Such statements are based upon current expectations that involve risks and uncertainties. For example, words such as “may,” “will,” “should,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” and similar expressions or variations of such words are intended to identify forward-looking statements. Additionally, any statements contained in this prospectus and the information incorporated by reference into this prospectus that are not statements of historical facts or that concern future matters such as the development of new products, sales levels, expense levels and other statements regarding similar matters may be deemed to be forward-looking statements.

Although forward-looking statements in this prospectus and the information incorporated by reference into this prospectus reflect the good faith judgment of our management, such statements can only be based on facts and factors currently known by us. Consequently, forward-looking statements are inherently subject to risks and uncertainties and actual results and outcomes may differ materially from the results and outcomes discussed in or anticipated by the forward-looking statements. Factors that could cause or contribute to such differences in results and outcomes include, without limitation, those discussed under the heading “Risk Factors” in our most recent Annual Report on Form 10-K, as well as any amendments thereto reflected in subsequent filings with the Securities and Exchange Commission (the “SEC”). Given these risks, uncertainties and other factors, you should not place undue reliance on these forward-looking statements. Also, these forward-looking statements represent our estimates and assumptions only as of the date such forward-looking statements are made. You should read carefully this prospectus, together with the information incorporated herein by reference as described under the heading “Incorporation of Certain Information by Reference,” completely and with the understanding that our actual future results may be materially different from what we expect. We hereby qualify all of our forward-looking statements by these cautionary statements. Except as required by law, we assume no obligation to update these forward-looking statements publicly or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

ii

GUIDANCE SOFTWARE, INC.

All references in this prospectus to “Guidance,” “the Company”, “we,” “us” and “our” are to Guidance Software, Inc. and its direct and indirect subsidiaries, unless the context otherwise requires.

Guidance Software, Inc. is the leading global provider of digital investigative solutions. Our EnCase® platform provides an investigative infrastructure that enables our customers to search, collect, and analyze electronically stored information in order to address human resources matters, litigation matters, allegations of fraud, suspicious network endpoint activity and defend their organization’s data assets.

We were incorporated in California in 1997 and reincorporated in Delaware in 2006. Our executive offices are located at 215 North Marengo Avenue, Pasadena, California 91101. Our telephone number is (626) 229-9191.

THE OFFERING

This prospectus relates to the resale of up to 849,553 shares of common stock that may be offered and sold from time to time by the selling stockholders named in this prospectus. The selling stockholders acquired the shares offered for resale under this prospectus in connection with the merger of our direct wholly-owned subsidiary, Cloud Acquisition Corp., with and into CaseCentral, Inc., which closed on February 21, 2012. Subject to certain terms and conditions, we agreed to file a registration statement on behalf of the selling stockholders for the resale of the shares of our common stock issued at the closing of the merger and to use our reasonable best efforts to keep the registration statement effective for a period of up to twelve months.

RISK FACTORS

Before you decide whether to purchase any of our securities, in addition to the other information set forth or incorporated by reference in this prospectus, you should carefully consider the risk factors set forth under the caption “Risk Factors” in our filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which are incorporated by reference herein.

USE OF PROCEEDS

The selling stockholders will receive all of the proceeds from the sale of shares of common stock under this prospectus. We will not receive any proceeds from these sales.

SELLING STOCKHOLDERS

The following table provides information regarding the selling stockholders and the number of shares of common stock they are offering. Under the rules of the SEC, beneficial ownership includes shares over which the indicated beneficial owner exercises voting and/or investment power.

Except as otherwise indicated, we believe that the persons and entities named in the table have sole voting and investment power with respect to all shares beneficially owned. The information regarding shares beneficially owned after the offering assumes the sale of all shares offered by each selling stockholder. The percentage ownership data is based on 27,129,421 total shares of our common stock and unvested shares of our restricted stock that were outstanding as of April 18, 2012.

No selling stockholder has had any material relationship with us or any of our affiliates within the past three years other than as a security holder.

We are registering the shares of our common stock for resale by the selling stockholders listed below. The shares of common stock covered by this prospectus may be sold by the selling stockholders and, subject to the following, by those persons or entities to whom they transfer, donate, devise, pledge or distribute their shares or by other successors in interest. Each of the selling stockholders has agreed not to sell more than a cumulative aggregate of (i) 25% of the shares the stockholder received in the merger in the three calendar months ending May 21, 2012, (ii) 50% of such shares in the six calendar months ending August 21, 2012 and (iii) 75% of such shares in the nine calendar months ending November 21, 2012. The selling stockholders acquired the shares of our common stock to which this prospectus relates directly from us pursuant to an exemption from the registration requirements of the federal and state securities laws.

	Number of Shares Beneficially Owned Before Offering (1)	Number of Shares Being Offered for Resale under this Prospectus (2)	Shares Beneficially Owned After Offering(1)(2)
Name			Number	Percentage
Advanced Technology Ventures VI, L.P.	352,005	352,005	352,005	1.298%
Housatonic Equity Investors SBIC, LP	234,182	234,182	234,182	*
California Emerging Ventures, LLC	44,290	44,290	44,290	*
Housatonic Equity Investors, LP	38,852	38,852	38,852	*
ATV Entrepreneurs VI, L.P.	17,600	17,600	17,600	*
Love Capital Partners, L.P. (3)	1,399	1,399	1,399	*
Hybrid Capital LLC (4)	1,115	1,115	1,115	*
Audrey MacLean and Michael M. Clair, as Trustees of the A. MacLean and Michael Clair Trust Agreement	1,061	1,061	1,061	*
James M. Koshland	630	630	630	*
WS Investment Company	630	630	630	*
ATV Alliance 2000, L.P.	343	343	343	*
Other selling stockholders (5)	157,446	157,446	157,446	*
Total	849,553	849,553	849,553	3.131%

*	Less than one percent common stock outstanding, as applicable.
(1)	At the closing of the transaction described on the front cover of this prospectus, 140,723 of the shares registered hereby were placed into escrow in accordance with the terms and conditions of the applicable merger agreement and escrow agreement. Depending on whether any of these shares are distributed to us to satisfy indemnity claims under the merger agreement, these shares may be released to the selling stockholders 18 months after the closing.
(2)	Assumes the selling stockholder sells all of the common stock being offered by this prospectus.

(3)	The Howard & Harriet Love Living Trust is the sole partner of Love Capital Partners, L.P. and therefore may be deemed to be the beneficial owner of the shares of common stock held by such entity.
(4)	Geoffrey L. Tickner, Jr. is the sole member of Hybrid Capital LLC and therefore may be deemed to be the beneficial owner of the shares of common stock held by such entity.
(5)	Prior to any use of this prospectus in connection with the resale of our common stock by any unnamed selling stockholder(s), we will file a prospectus supplement under the Exchange Act setting forth the identity and aggregate amount of common stock beneficially owned by the unnamed selling stockholder(s) intending to sell such securities. We will also include in such prospectus supplement any other information required by Item 507 of Regulation S-K regarding such selling stockholder(s).

PLAN OF DISTRIBUTION

The selling stockholders and any of their respective transferees, pledgees, donees, assignees or other successors-in-interest may, from time to time, sell any or all their respective shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions, subject to certain transfer restrictions imposed upon certain of the shares of common stock covered by this prospectus. See “Selling Stockholders.” Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. The selling stockholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange or market distribution in accordance with the rules of the applicable exchange or market;

•	privately negotiated transactions;

•	settlement of short sales;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	through options, swaps or derivatives;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

In effecting sales, broker-dealers or agents engaged by the selling stockholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the selling stockholders in amounts to be negotiated immediately prior to the sale.

In offering the shares covered by this prospectus, the selling stockholders and any broker-dealers who execute sales for the selling stockholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any profits realized by the selling stockholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions.

In order to comply with the securities laws of certain states, if applicable, the shares must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, we will make copies of this prospectus available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We are required to pay certain fees and expenses incurred incident to the registration of the shares.

DESCRIPTION OF COMMON STOCK

This prospectus contains a summary description of our common stock. This summary description is not meant to be a complete description of our common stock. For additional information regarding our common stock, see the description of our common stock contained or incorporated by reference in our Registration Statement on Form 8-A, incorporated by reference herein, as well as our Amended and Restated Certificate of Incorporation, which we will refer to hereafter as our Certificate of Incorporation, and our Third Amended and Restated Bylaws, which we will refer to hereafter as our Bylaws, both of which are incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2011, which is incorporated by reference herein.

General

Our Certificate of Incorporation authorizes the issuance of 100,000,000 shares of common stock, par value $0.001 per share. As of April 18, 2012, there were 24,613,361 shares of our common stock outstanding, net of treasury shares.

Voting

The holders of our common stock are entitled to one vote for each outstanding share of common stock owned by that stockholder on every matter properly submitted to the stockholders for their vote. Stockholders are not entitled to vote cumulatively for the election of directors. Except in contested elections and as otherwise provided in our Bylaws, directors are elected by a majority vote of the stockholders.

Dividend Rights

Subject to the dividend rights of the holders of any outstanding series of preferred stock, holders of our common stock are entitled to receive ratably such dividends and other distributions of cash or any other right or property as may be declared by our board of directors out of our assets or funds legally available for such dividends or distributions.

Liquidation Rights

In the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs, holders of our common stock would be entitled to share ratably in our assets that are legally available for distribution to stockholders after payment of liabilities. If we have any preferred stock outstanding at such time, holders of the preferred stock may be entitled to distribution and/or liquidation preferences. In either such case, we must pay the applicable distribution to the holders of our preferred stock before we may pay distributions to the holders of our common stock.

Conversion, Redemption and Preemptive Rights

Holders of our common stock have no conversion, redemption, preemptive, subscription or similar rights.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Investor Services, LLC.

LEGAL MATTERS

The validity of the securities offered in this prospectus will be passed upon for us by Latham & Watkins LLP, Los Angeles, California.

EXPERTS

The consolidated financial statements, and the related financial statement schedule, incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, and the effectiveness of Guidance Software, Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements and financial statement schedules have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed a registration statement on Form S-3 with respect to the securities offered in this prospectus with the SEC in accordance with the Securities Act, and the rules and regulations enacted under its authority. This prospectus, which constitutes a part of the registration statement, does not contain all of the information included in the registration statement and its exhibits and schedules. Statements contained in this prospectus regarding the contents of any document referred to in this prospectus are not necessarily complete, and in each instance, we refer you to the full text of the document that is filed as an exhibit to the registration statement. Each statement concerning a document that is filed as an exhibit should be read along with the entire document. We also file annual, quarterly and current reports and other information with the SEC. For further information regarding us and the securities offered in this prospectus, we refer you to the registration statement and its exhibits and schedules, which may be inspected without charge at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may also read and copy our reports and other information filed with the SEC at the SEC’s Public Reference Room. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room.

The SEC also maintains an Internet website that contains reports, proxy and information statements, and other information regarding issuers, such as us, that file electronically with the SEC. The SEC’s website address is http://www.sec.gov.

Our corporate website is http://www.guidancesoftware.com. The information contained in, or that can be accessed through, our website is not part of this prospectus and should not be relied upon in determining whether to purchase our securities.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference information we file with it, which means we can disclose important information to you by referring you to documents we have filed with the SEC. The information incorporated by reference is considered to be a part of this prospectus. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, prior to the termination of the offering covered by this prospectus.

¡	Our Annual Report on Form 10-K for the year ended December 31, 2011, as filed with the SEC on February 16, 2012 (File No. 001-33197);

¡	Our Current Reports on Form 8-K filed with the SEC on February 8, 2012 (File No. 001-33197) and February 22, 2012 (File No. 001-33197); and

¡

The description of our common stock contained or incorporated by reference in our Registration Statement on Form 8-A (File No. 333-137381), as filed with the SEC on December 7, 2006, and any amendments or reports filed for the purpose of updating such description.

Any statement in a document incorporated or deemed to be incorporated by reference in this prospectus is deemed to be modified or superseded to the extent that a statement contained in this prospectus, or in any other document we subsequently file with the SEC, modifies or supersedes that statement. If any statement is modified or superseded, it does not constitute a part of this prospectus, except as modified or superseded.

Information that is “furnished to” the SEC shall not be deemed “filed with” the SEC and shall not be deemed incorporated by reference into this prospectus or the registration statement of which this prospectus is a part.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus. You may request a copy of these filings, at no cost, by writing or telephoning us at the following address and phone number:

Guidance Software, Inc.

215 North Marengo Avenue

Pasadena, California 91101

(626) 229-9191

Attn: Secretary

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference.

849,553 Shares

GUIDANCE SOFTWARE, INC.

Common Stock

PROSPECTUS

                    , 2012

PART II

Information Not Required in Prospectus

Item 14. Other Expenses of Issuance and Distribution

The following is a statement of the estimated expenses to be incurred by the Company in connection with the issuance and distribution of the securities registered under this registration statement.

SEC registration fee	$989
Accounting fees and expenses	15,000	*
Legal fees and expenses	25,000	*
Printing fees	2,100	*
Total	$43,089	*

*	Estimated

Item 15. Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act.

As permitted by the Delaware General Corporation Law, our certificate of incorporation includes a provision that permits the elimination of personal liability of our directors for monetary damages for breach of fiduciary duty as a director, to the fullest extent permitted by the Delaware General Corporation Law as it now exists or as it may be amended. The Delaware General Corporation Law permits limitations of liability for a director’s breach of fiduciary duty other than liability:

•	for any breach of the director’s duty of loyalty to us or our stockholders;

•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	for unlawful payments of dividends or unlawful stock repurchases or redemptions, as provided under Section 174 of the Delaware General Corporation Law; or

•	for any transaction from which the director derived an improper personal benefit.

Such limitation of liability may not apply to liabilities arising under the federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission. In addition and in accordance with the Delaware General Corporation Law, our bylaws also permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in such capacity, regardless of whether indemnification would be permitted under the Delaware General Corporation Law. We have also obtained additional liability insurance for our directors and officers.

Our bylaws authorize us to indemnify our officers, directors, employees and agents to the fullest extent permitted by the Delaware General Corporation Law. Section 145 of the Delaware General Corporation Law empowers us to enter into indemnification agreements with our officers, directors, employees and agents. We currently have indemnification agreements with our directors and executive officers under California and Delaware law, which are designed to give such directors and executive officers additional contractual assurances regarding the scope of indemnification set forth in our certificate of incorporation and our bylaws and to provide additional procedural protections which may, in some cases, be broader than the specific indemnification provisions contained in the Delaware General Corporation Law. The indemnification agreements may require us, among other things, to indemnify such directors and executive officers against liabilities that may arise by reason of status or service as directors or executive officers and to advance expenses they incur as a result of any proceeding against them as to which they could be indemnified.

At present, there is no pending litigation or proceeding involving any of our directors, executive officers, other employees or agents for which indemnification is sought, and we are not aware of any threatened litigation or proceeding that may result in a claim for such indemnification.

Item 16. Exhibits

See Index to Exhibits which is hereby incorporated herein by reference.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pasadena, State of California, on this 20th day of April, 2012.

Guidance Software, Inc. a Delaware corporation

By:	/s/ Victor T. Limongelli
Victor T. Limongelli President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Victor Limongelli and Barry Plaga his or her attorneys-in-fact and agents, each acting alone, with the power of substitution and resubstitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any amendment to this Registration Statement on Form S-3, and to file such amendments or supplements, together with exhibits and other documents in connection therewith, with the Securities and Exchange Commission, granting to such attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as he or she might or could do in person, and ratifying and confirming all that the attorneys-in-fact and agents, or their substitute or substitutes, may do or cause to be done by virtue hereof. Each of the undersigned has executed this Power of Attorney as of the date indicated.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Victor T. Limongelli Victor T. Limongelli	President and Chief Executive Officer (Principal Executive Officer)	April 20, 2012

/s/ Barry J. Plaga Barry J. Plaga	Chief Financial Officer (Principal Financial Officer)	April 20, 2012

/s/ Rasmus van der colff Rasmus van der colff	Chief Accounting Officer (Principal Accounting Officer)	April 20, 2012

/s/ Shawn McCreight Shawn McCreight	Chairman and Chief Technology Officer	April 20, 2012

/s/ Kathleen A. O’Neil Kathleen A. O’Neil	Director	April 20, 2012

/s/ Marshall S. Geller Marshall S. Geller	Director	April 20, 2012

/s/ Jeff Lawrence Jeff Lawrence	Director	April 20, 2012

/s/ Robert G. van Schoonenberg Robert G. van Schoonenberg	Director	April 20, 2012

INDEX TO EXHIBITS

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of February 7, 2012, by and among CaseCentral, Inc., Guidance Software, Inc., Cloud Acquisition Corp. and Shareholder Representative Services, LLC (incorporated herein by reference to Guidance Software, Inc.’s Current Report on Form 8-K dated February 7, 2012 and filed with the Securities and Exchange Commission on February 8, 2012).

3.1	Amended and Restated Certificate of Incorporation of Guidance Software, Inc. (incorporated herein by reference to Guidance Software, Inc.’s Form S-1 Registration Statement (File No. 333-137381) filed with the Securities and Exchange Commission on September 15, 2006).

3.2	Third Amended and Restated Bylaws of Guidance Software, Inc. (incorporated herein by reference to Guidance Software, Inc.’s Current Report on Form 8-K dated and filed with the Securities and Exchange Commission on March 18, 2011).

4.1	Specimen of stock certificate for common stock (incorporated herein by reference to Amendment No. 6 to Guidance Software, Inc.’s Form S-1 Registration Statement (File No. 333-137381) filed with the Securities and Exchange Commission on December 8, 2006).

4.2	Investor’s Rights Agreement, dated as of September 26, 2003, by and between Guidance Software, Inc. and Matthew Healey (incorporated herein by reference to Guidance Software, Inc.’s Form S-1 Registration Statement (File No. 333-137381) filed with the Securities and Exchange Commission on September 15, 2006).

5.1*	Opinion of Latham & Watkins LLP.

23.1*	Consent of Deloitte & Touche, LLP.

23.2*	Consent of Latham & Watkins LLP (included as part of Exhibit 5.1).

24.1*	Power of Attorney (included on the signature page to this registration statement).

*	Filed herewith.